December 14, 2007

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, DC 20459

Re:	Group 1 Automotive, Inc. 401(k) Savings Plan Commission File Number 1-13461

Dear Sir or Madam:

We have received a copy of, and are in agreement with, the statements being made by Group 1 Automotive, Inc. 401(k) Savings Plan in Item 4.01 of its Form 8-K dated December 14, 2007 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

WEINSTEIN SPIRA & COMPANY, P.C.